UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
February 1, 2007
____________________________

Frezer, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)
000-51336 (Commission File Number)		20-2777600 (IRS Employer Identification No.)
1010 University Avenue, Suite 40 San Diego, CA 92103 (Address of Principal Executive Offices and zip code)

(619) 702-1404
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Frezer, Inc. (“Frezer”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Frezer’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Frezer's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Frezer undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into Material Agreement.

On February 1, 2007, Frezer, Inc., a Nevada corporation (“Frezer”) and KI Equity Partners IV, LLC, a Delaware limited liability company ("KI Equity") entered into a securities purchase agreement ("Purchase Agreement") under which Frezer will, at the closing of the transactions contemplated under the Purchase Agreement (“Closing”), sell to KI Equity, and KI Equity will purchase from Frezer, 63,900,000 shares of Frezer’s common stock (“Shares”) for a purchase price of $639,000 (“Purchase Price”), or $0.01 per share. A copy of the Purchase Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by this reference. All references to the Purchase Agreement are qualified, in their entirety, by the text of such exhibit.

The issuance of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and such other available exemptions. As such, the Shares may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering the Shares has been or is expected to be filed with the United States Securities and Exchange Commission (“SEC” or “Commission”) or with any state securities commission in connection with the issuance of the Shares. However, as a condition to the Closing, Frezer will grant certain demand and piggyback registration rights to KI Equity with respect to the Shares. The registration rights agreement covering the foregoing registration rights will be executed by Frezer and KI Equity at the Closing.
Separately, Brian F. Pockett, the current Chief Operating Officer of Frezer (“Pockett”), Geoffrey O’Neill, the current President of Frezer (“O’Neill”), and Bombardier Pacific Ventures, Inc., a Nevada corporation (“Bombardier”), which is controlled by David R. Koos, the current Chairman and Chief Executive Officer of Frezer (“Koos”) have agreed to sell 6,100,000 shares of Frezer’s common stock (“Transferred Shares”), in the aggregate, to KI Equity for an aggregate purchase price of $61,000, or $0.01 per share (the “Stock Transfer”). The closing of the Stock Transfer is a condition of the closing of the Purchase Agreement, and the closing of the Purchase Agreement is a condition of the closing of the Stock Transfer.

Frezer is presently authorized under its Articles of Incorporation to issue 100,000,000 shares of common stock, $0.001 par value per share. As of the date of this Report, Frezer has 15,534,064 shares of its common stock issued and outstanding. Following the issuance of the Shares to KI Equity under the Purchase Agreement and KI Equity’s purchase of the Transferred Shares pursuant to the Stock Transfer, KI Equity will own a total of 70,000,000 shares of Frezer’s common stock, or approximately 88% of the total outstanding shares of Frezer’s common stock immediately following the Closing.

In connection with the Purchase Agreement, and as a condition on to the Closing, Koos, Pockett, O’Neill and Bombardier (individually, a “Principal” and collectively, the “Principals”) will agree to terminate any and all agreements and contracts with Frezer and irrevocably release Frezer from any and all debts, liabilities and obligations, pursuant to the terms and conditions of a certain release agreement (“Release Agreement”) to be executed at the Closing.

In connection with the Purchase Agreement, and as a further condition to the Closing, the Principals will agree to indemnity and hold Frezer harmless from all liabilities and obligations related to the period prior to Closing, pursuant to the terms and conditions of a certain indemnity agreement (“Indemnity Agreement”) to be executed at Closing. Pursuant to the Indemnity Agreement, Frezer will pay the Principals a cash payment in an amount to be determined prior to Closing as consideration for their agreement to indemnify Frezer. A sum of $50,000 from the consideration will be withheld from payment to the Principals and held in escrow for up to 90 days following the Closing to cover any indemnity claims.

The Registration Rights Agreement, the Release Agreement and the Indemnity Agreement will be included in a Current Report to be filed with the SEC by Frezer following the Closing.

The completion of the transactions contemplated under the Purchase Agreement are also subject to the satisfaction of certain other contingencies including, without limitation, (i) the payment of all of Frezer’s liabilities and obligations at Closing form the proceeds of the Purchase Price (including the consideration payable to the Principals under the Indemnity Agreement), (ii) the cancellation of all contracts involving Frezer, (iii) the filing of Frezer’s Annual Report on Form 10-KSB for the year ended December 31, 2006, (iv) compliance with regulatory requirements, (v) the continued quotation of Frezer’s common stock on the NASD Over-the-Counter Electronic Bulletin Board (“OTC BB”), (vi) delivery of certain legal opinions from Frezer’s counsel, (vii) the delivery of various closing documents, and (viii) the resignation of our existing officers and directors as of the Closing.

Effective as of the Closing, and subject to compliance with applicable regulatory requirements, including the preparation, filing and distribution to Frezer’s stockholders of a Schedule 14(f)-1 Notice to Stockholders at least ten (10) days prior to the Closing, the existing officers and directors of Frezer will resign and will appoint Kevin R. Keating as the sole director, President, Secretary and Treasurer of Frezer.

Kevin R. Keating, 66 years old, is the managing member of Vero Management, LLC, which provides administrative and financial consulting services for micro-cap public companies.  For more than 40 years, he has been engaged in various aspects of the investment business.  Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965.  From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. From 1982 through 2006, he was associated with a variety of securities firms as a registered representative servicing the needs of high net worth individual investors. Additionally, Mr. Keating currently serves as director on the boards of Catalyst Lighting Group, Inc., 99 Cent Stuff, Inc., Blue Holdings, Inc., People’s Liberation, Inc. and Digital FX International, Inc.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity.

Any additional information concerning Kevin R. Keating who will serve as Frezer’s sole director following the Closing will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the Closing.

The parties expect the closing of the transactions under the Purchase Agreement to occur on or about February 15, 2007. However, there can be no assurances that the transactions under the Purchase Agreement will be completed.

The Purchase Agreement may be terminated as follows: (i) by mutual written consent, (ii) by either party if the purchase transaction is not consummated by February 15, 2007, (iii) by either party if the purchase transaction is prohibited by issuance of an order, decree or ruling, and (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement.

The directors of Frezer have approved the Purchase Agreement and the transactions contemplated thereunder, the Indemnity Agreement, the Release Agreement and the Registration Rights Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Securities Purchase Agreement by and among Frezer, Inc. and KI Equity Partners IV, LLC dated February 1, 2007.*

* The schedules to this document are not being filed herewith.  Frezer agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Frezer, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2007	By:/s/ David R. Koos
David R. Koos, CEO and Chairman

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Purchase Agreement by and among Frezer, Inc. and KI Equity Partners IV, LLC dated February 1, 2007.